UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	March 28, 2008

NFINANSE INC.
(Exact name of registrant specified in its charter)
Nevada	000-33389	65-1071956
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3923 Coconut Palm Drive, Suite 107, Tampa, Florida		34203
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone, including area code:	(813) 367-4400
Not applicable.
(Former name and former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

□           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Current Report on Form 8-K/A is being filed by nFinanSe Inc. (the “Company”) to supplement the Company’s Current Report on Form 8-K filed on March 31, 2008 (the “Original Report”).  This Amendment is filed solely to supplement the information previously reported under Item 1.01 in the Original Report.  The penultimate paragraph of the Original Report inadvertently failed to include Collins Stewart LLC as co-placement agent for the Company’s sale of (i) shares of its common stock, par value $0.001 per share (“Common Stock”), at a purchase price of $2.50 per share, and (ii) warrants to purchase shares of Common Stock at an exercise price of $3.25 per share.  As such, the penultimate paragraph of the Original Report is amended to read as follows and the Original Report is amended to include the following disclosure:

“Collins Stewart LLC and Emerging Growth Equities, Ltd. acted as placement agents for the above-described transaction and will share equally a $113,000 fee and warrants to purchase 18,600 shares of Common Stock, exercisable at $3.58 per share and expiring on March 31, 2013.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NFINANSE INC.

Date:	April 1, 2008	By:	/s/ JERRY R. WELCH
		Name:	Jerry R. Welch
		Title:	Chief Executive Officer